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                                                                    [EXHIBIT 21]




                              LIST OF SUBSIDIARIES
                                       FOR
                          GRAND COURT LIFESTYLES, INC.

1.    FL Executive Financing Corp., a Delaware Corporation

2.    Grand Court Development Corp., a Delaware Corporation

3.    Grand Court Facilities, Inc.,  a Delaware Corporation

4.    Grand Court Facilities, Inc., II,  a Delaware Corporation

5.    Grand Court Facilities, Inc., III, a Delaware Corporation

6.    Grand Court Facilities, Inc., IV, a Delaware Corporation

7.    Grand Court Facilities, Inc., V, a Delaware Corporation

8.    Grand Court Facilities, Inc., VI,  a Delaware Corporation

9.    Grand Court Facilities, Inc., VII, a Delaware Corporation

10.  Grand Court Facilities, Inc., VIII, a Delaware Corporation

11.  Grand Court Facilities, Inc., IX, a Delaware Corporation

12.  Grand Court Facilities, Inc., X, a Delaware Corporation

13.  Grand Court Facilities, Inc., XI, a Delaware Corporation

14.  Grand Court Facilities, Inc., XII, a Delaware Corporation

15.  Grand Court Facilities, Inc., XIII, a Delaware Corporation

16.  Grand Court Facilities, Inc., XIV, a Delaware Corporation

17.  Grand Court Facilities, Inc., XV, a Delaware Corporation

18.  Grand Court Facilities, Inc., XVI, a Delaware Corporation

19.  Grand Court Facilities, Inc., XVII, a Delaware Corporation



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20.  Grand Court Facilities, Inc., XVIII, a Delaware Corporation

21.  Grand Court Facilities, Inc., XIX, a Delaware Corporation

22.  Grand Court Facilities, Inc., XX, a Delaware Corporation

23.  Grand Court Lifestyles Payroll Corp., a Delaware Corporation

24.  J&B Financing, LLC, a Delaware Limited Liability Company

25.  Leisure Centers, LLC-I, a Texas Limited Liability Company

26.  Leisure Centers, LLC-II, a Texas Limited Liability Company

27   Leisure Centers, LLC-III, a Texas Limited Liability Company

28.  Leisure Centers, LLC-IV, a Texas Limited Liability Company

29.  Leisure Facilities, Inc., a Delaware Corporation

30.  Leisure Facilities, Inc., II, a Delaware Corporation

31  .Leisure Facilities, Inc., III, a Delaware Corporation

32.  Leisure Facilities, Inc., IV, a Delaware Corporation

33.  Leisure Facilities, Inc., V, a Delaware Corporation

34.  Leisure Facilities, Inc., VI, a Delaware Corporation

35.  Leisure Facilities, Inc., VII, a Delaware Corporation

36. Leisure Facilities, Inc., IX, a Delaware Corporation, doing business in Texas under the Fictitious name of Liberty Place, Inc.

37.  Leisure Facilities, Inc., X, a Delaware Corporation

38.  Leisure Facilities, Inc., XII, a Delaware Corporation

39.  Leisure Facilities, Inc., XV, a Delaware Corporation

40.  T Lakes L.C., a Florida Limited Liability Company

41.  Grand Court - Overland Park Associates, a Kansas General Partnership